                                                                    EXHIBIT 11.1


INTEGRATED PROCESS EQUIPMENT CORP.
FIVE YEAR EARNINGS PER SHARE RESTATEMENT UNDER SFAS 128
(IN THOUSANDS)

                                                                                       FISCAL YEAR ENDED JUNE 30,
                                                                       ------------------------------------------------------
                                                                         1993       1994       1995        1996        1997
                                                                       --------   --------   --------    --------    --------
BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE:

Net income (loss) from continuing operations                           $ (2,599)  $ (8,900)  $  9,956    $ (9,363)   $ (5,182)
Cumulative dividend on preferred stock                                      (38)      (118)      (377)       (579)       (284)
                                                                       --------   --------   --------    --------    --------

Net income (loss) from continuing operations
 attributable to common shareholders                                   $ (2,637)  $ (9,018)  $  9,579    $ (9,942)   $ (5,466)
                                                                       ========   ========   ========    ========    ========

Weighted average number of
 shares outstanding                                                       1,243      2,763      7,549      14,434      15,623
                                                                       ========   ========   ========    ========    ========

Basic earnings (loss) from continuing
 operations per share                                                  $  (2.12)  $  (3.26)  $   1.27    $  (0.69)   $  (0.35)
                                                                       ========   ========   ========    ========    ========

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE:

Net income (loss) from continuing operations                           $ (2,599)  $ (8,900)  $  9,956    $ (9,363)   $ (5,182)
                                                                       ========   ========   ========    ========    ========

Weighted average number of
 shares outstanding                                                       1,243      2,763      7,549      14,434      15,623

Add: Shares of Series B Convertible
 Preferred Stock assuming conversion                                        N/A        N/A        502         N/A         N/A

Add: Shares of Series A Convertible
 Preferred Stock assuming conversion                                        N/A        N/A         --         N/A         N/A

Add: Treasury stock adjustment                                              N/A        N/A        888         N/A         N/A
                                                                       --------   --------   --------    --------    --------

Weighted average number of shares
 used to compute diluted earnings
 (loss) per share                                                         1,243      2,763      8,939      14,434      15,623
                                                                       ========   ========   ========    ========    ========

Diluted earnings (loss) per share                                      $  (2.12)  $  (3.26)  $   1.11    $  (0.69)   $  (0.35)
                                                                       ========   ========   ========    ========    ========

BASIC NET INCOME (LOSS) PER COMMON SHARE:

Net income (loss) attributable
 to common shareholders                                                $ (2,637)  $ (9,018)  $    222    $(11,236)   $(34,030)
                                                                       ========   ========   ========    ========    ========

Weighted average number of
 shares outstanding                                                       1,243      2,763      7,549      14,434      15,623
                                                                       ========   ========   ========    ========    ========

Basic net income (loss)
 per common share                                                      $  (2.12)  $  (3.26)  $   0.03    $  (0.78)   $  (2.18)
                                                                       ========   ========   ========    ========    ========

DILUTED NET INCOME (LOSS) PER COMMON SHARE:

Net income (loss)                                                      $ (2,637)  $ (9,018)  $    222    $(11,236)   $(34,030)
Add back: Cumulative dividend on preferred shares                           N/A        N/A        377         N/A         N/A
                                                                       --------   --------   --------    --------    --------

Net income (loss) used in computation                                  $ (2,637)  $ (9,018)  $    599    $(11,236)   $(34,030)
                                                                       ========   ========   ========    ========    ========

Weighted average number of
 shares outstanding                                                       1,243      2,763      7,549      14,434      15,623

Add: Shares of Series B Convertible
 Preferred Stock assuming conversion                                        N/A        N/A        502         N/A         N/A

Add: Treasury stock adjustment                                              N/A        N/A        888         N/A         N/A
                                                                       --------   --------   --------    --------    --------

Weighted average number of shares
 used to compute diluted earnings
 (loss) per share                                                         1,243      2,763      8,939      14,434      15,623
                                                                       ========   ========   ========    ========    ========

Diluted earnings (loss) per share                                      $  (2.12)  $  (3.26)  $   0.02    $  (0.78)   $  (2.18)
                                                                       ========   ========   ========    ========    ========